Exhibit 8.1

BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.

L.P. McLENDON. JR. EDGAR B. FISHER, JR.

W. ERWIN FULLER, JR.

JAMES T. WILLIAMS, JR

WADE H. HARGROVE

M. DANIEL McGINN

MICHAEL D. MEEKER

WILLIAM G. McNAIRY

EDWARD C WINSLOW III

HOWARD L. WILLIAMS

GEORGE W. HOUSE

WILLIAM P.H. CARY

REID L. PHILLIPS

ROBERT A. SINGER

JOHN H. SMALL

RANDALL A. UNDERWOOD

S. LEIGH RODENBOUGH IV

MARK J. PHAK

JILL R. WILSON

MARC D. BISHOP

JIM W. PHILLIPS, JR.

MACK SPERLING

JEFFREY E OLEYNIK

MARK DAVIDSON

JOHN W. ORMAND III ROBERT J. KING III

V. RANDALL TINSLEY

S. KYLE WOOSLEY

FORREST W. CAMPBELL, JR. MARCUS W. TRATHEN JEAN C. BROOKS

JAMES C. ADAMS II

ALLISON M. GRIMM

ELIZABETH S. BREWlNGTON

H. ARTHUR BOLICK II

J. EDWIN TURLINGTON

JOHN M. CROSS, JR.

JENNIFER K. VAN ZANT

DAVID W. SAR

BRIAN J. McMILLAN NATALIE KAY SANDERS

DAVID KUSHNER

DEREK J. ALLEN

CLINTON R. PINYAN

TERESA DELOATCH BRYANT

COE W. RAMSEY

ROBERT W. SAUNDERS ELIZABETH V. LAFOLLETTE GINGER S. SHIELDS

JENNIFER T. HARROD

CHARLES E. COBLE CHARLES F. MARSHALL III

PATRICK J. JOHNSON

JOHN M. DEANGELIS

STEPHEN G. HARTZELL

JESSICA M. MARLIES

ANDREW J. HAILE

J. BENJAMIN DAVIS CAROLINE ELIZABETH RITCHIE KATHERINE A. MURPHY

SARA R. VIZITHUM

C. SCOTT MEYERS

JOHNS. BUFORD

NICOLE A. CRAWFORD ALEXANDER ELKAN C. ROSIN BRITT, JR. KATHERINE J. CLAYTON JENNIFER A. GALASSI KATHLEEN A. GLEASON JANICE L. KOPEC SUSAN M. YOUNG DARRELL A.FRUTH IAIN MACSWEEN

BENJAMIN R. NORMAN ELIZABETH E. SPAtNHOUR

ATTORNEYS AND COUNSELLORS AT LAW FOUNDED 1897 POST OFFICE BOX 26000 GHEENSBORO, NORTHCAROLINA 27420 TELEPHONE: (336) 373-8850 FACSIMILE: (336) 378-1001 ________ WWW.BROOKSPIERCE.COM: May 8, 2006	HENRY E. FRYE OF COUNSEL J. LEE LLOYD SPECIAL COUNSEL ____________
	AUBREY L. BROOKS W.H. HOLDERNESS L.P. McLENDON KENNETH M. BRIM C.T. LEONARD, JR. CLAUDE C. PIERCE THORNTON H. BROOKS G. NEIL DANIELS HUBERT HUMPHREY	(1872-1958) (1904-1965) (1890-1968) (1898-1974) (1929-1983) (1913-1988) (1912-1988) (1911-1997) (1926-2003)

______________

OFFICE ADDRESS:

2000 RENAISSANCE PLAZA

230 NORTH ELM STREET

GREENSBORO, N.C. 27-401

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OFFICES ALSO IN

RALEIGH, NORTH CAROLINA

AND

WASHINGTON, D.C.

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WRITER’S DIRECT DIAL

336-271-3113

FACSIMILE

336-232-9113

Board of Directors

BNC Bancorp

831 Julian Avenue

Thomasville, NC 27360

Board of Directors

SterlingSouth Bank & Trust Company

3202 Northline Avenue

Greensboro, NC 27408

Ladies and Gentlemen:

We have been engaged to render opinions to you with respect to certain federal income tax consequences of the proposed merger of SterlingSouth Bank & Trust Company into the Bank of North Carolina, a wholly owned subsidiary of BNC Bancorp (the “Merger”) under the North Carolina Business Corporation Act (“NCBCA”) pursuant to the Agreement and Plan of Reorganization and Merger, dated February 6, 2006 (the “Merger Agreement”). In accordance with the Agreement and Plan of Reorganization and Merger Agreement among BNC Bancorp (“Parent”), SterlingSouth Bank & Trust Company (“Target”) and Bank of North Carolina (“Subsidiary”) and upon the completion of the share exchange under the NCBCA, the outstanding common stock of the Target will be exchanged for common stock of the Parent (“Parent Stock”), with the effect that the Target will be merged into the Subsidiary and wholly-owned by the Parent.

In connection with rendering our opinions, we have examined the Merger Agreement, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) and the Proxy Statement/Prospectus prepared in connection with the Merger, each as amended or supplemented through the date hereof, and such other documents as we deem necessary to render our opinion. With the consent of the Parent and the Target, we have received and relied upon representations contained in certificates from officers of the Parent, Subsidiary and Target (the

Board of Directors, BNC Bancorp

Board of Directors, SterlingSouth Bank & Trust Company

May 8, 2006

“Officers’ Certificates”). (These documents and certificates are hereinafter referred to collectively as the “Transaction Documents”.)We have made no factual investigations for purposes of rendering our opinions but have no reason to doubt the completeness and veracity of the statements made in the Officers’ Certificates relating to this transaction. Any capitalized term used and not defined herein shall have the meaning ascribed to such term in the Merger Agreement. Unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations issued thereunder.

We have assumed that all steps will be taken under state and federal law to effect the Merger and will be consistent with all legal documentation and with the description of the steps in the Transaction Documents and that all tax returns, both state and federal, will be filed in a manner consistent with the opinions set forth below.

The Merger

Based on the information presented, the Parent is a bank holding company incorporated under the laws of the State of North Carolina. The Parent has an authorized capital structure consisting of 5,000,000 shares of preferred stock, no par value (“Parent Preferred”), and 16,000,000 shares of common stock, no par value (“Parent Common”). Currently, 4,367,953 shares of Parent Common are issued and outstanding, and no shares of Parent Preferred are outstanding.

The Target is organized and existing as a banking corporation under the laws of the State of North Carolina. The Target has an authorized capital structure of 5,000,000 shares of common stock, $5.00 par value per share (“Target Common”), of which 1,273,276 shares are issued and outstanding as of the date of the Merger Agreement.

The Subsidiary is a wholly owned subsidiary of the Parent, incorporated as a banking corporation under the laws of the State of North Carolina.

Upon the merger of the Target into the Subsidiary, the corporate existence of the Target will cease and the shareholders of the Target will receive shares of the Parent and possibly cash as provided in the Transaction Documents. No fractional shares will be issued; persons who would otherwise be entitled to receive an amount in cash equal to the number of fractional shares multiplied by the cash value per share of the merger consideration. Shareholders may exercise dissenter’s rights as provided in Section 55-13-02 of the NCBCA and be entitled to receive a cash payment of the fair value of his or her shares in the manner and pursuant to the procedures provided therein.

Opinions

Based upon and subject to the foregoing, it is our opinion that under current applicable federal income tax law:

•	The Merger will be treated as a reorganization within the meaning of Section 368(a)of the Code.

Board of Directors, BNC Bancorp

Board of Directors, SterlingSouth Bank & Trust Company

May 8, 2006

•	The exchange of Target Common for Parent Common will not give rise to gain or loss to the shareholders of the Target with respect to such exchange, except to the extent of any cash received either by reason of fractional shares, dissenter’s rights or the possible cash payment as part of the price adjustment.

The foregoing opinions are limited to an assumed price for the Parent Common having an average price in excess of ten dollars ($10) per share for the 20 day trading period used for establishing the merger consideration.

This opinion relates solely to material federal income tax consequences of the merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. This opinion is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. Further, no opinion is expressed with respect to the shareholders subject to special treatment under federal income tax law.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement on Form S-4, and to the reference therein to us. In giving such consent, we do not admit that we are in the category of persons whose written consent must be filed with the Registration Statement under section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder.

BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.

By:	/s/ Howard L. Williams
Howard L. Williams
Partner